UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2025

Sprinklr, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40528	45-4771485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue 12th Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00003 per share	CXM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2025, the board of directors (the “Board”) of Sprinklr, Inc. (the “Company”) appointed Anthony Coletta to serve as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective as of October 7, 2025 (the “Effective Date”). Mr. Coletta will succeed Rory Read, who has served as the Company’s interim Chief Financial Officer, principal financial officer and principal accounting officer since the departure of Manish Sarin on September 19, 2025, as previously disclosed, and will continue to serve as the Company’s President and Chief Executive Officer and principal executive officer.

Mr. Coletta, age 50, most recently served as Chief Investor Relations Officer at SAP SE (“SAP”) from October 2021 to June 2024, where he was responsible for leading the financial markets communication for the group. From July 2006 to October 2021, Mr. Coletta served in numerous other roles at SAP, including as Chief Financial Officer of SAP North America, Chief Financial Officer of SAP Latin America & Caribbean, Chief Financial Officer of Market Units, and Chief Controlling Officer of Global Sales, Global Customer Operations. Prior to his SAP career, Mr. Coletta held various leadership positions in finance and strategy at Siemens and ThyssenKrupp. Mr. Coletta has extensive international professional experience, including in Europe, Latin America and the U.S. Mr. Coletta holds a master’s degree in Economics & Applied Languages from Paris I Sorbonne University.

In connection with Mr. Coletta’s appointment as Chief Financial Officer, Mr. Coletta and the Company entered into an employment agreement (the “Employment Agreement”), dated October 6, 2025, pursuant to which Mr. Coletta will receive an initial annual base salary of $460,000 and be eligible for an annual cash bonus with a target amount equal to 90% of his annual base salary. In addition, Mr. Coletta will be granted an equity award under the Company’s 2021 Equity Incentive Plan, valued at $5,000,000, which will be comprised of 75% time-based restricted stock units (“RSUs” and such award, the “New Hire RSU Award”) and 25% performance-based restricted stock units (“PSUs” and such award, the “New Hire PSU Award”). The New Hire RSU Award requires Mr. Coletta’s continued performance of services through the applicable vesting date, and the New Hire PSU Award requires Mr. Coletta’s continued performance of services through December 15, 2028 and achievement of specified performance metrics, as set forth below:

(i)

The RSUs subject to the New Hire RSU Award will vest over four years, with one-quarter of the total shares subject to the award vesting on December 15, 2026, and the remainder vesting in twelve substantially similar equal installments on each subsequent March 15, June 15, September 15 and December 15 thereafter, in each case, subject to Mr. Coletta’s continued service with the Company through such vesting date; and

(ii)

75% of the PSUs subject to the New Hire PSU Award will be eligible to vest, subject to the satisfaction of the continuous service requirement noted below, based on the Company’s relative total stockholder return over the three-year performance period compared to a Board-approved peer group, and the remaining 25% of the PSUs will be eligible to vest, subject to the satisfaction of the continuous service requirement noted below, based on attainment of certain revenue-growth and operating income-related goals measured at the end of the three-year performance period, in each case, subject to Mr. Coletta’s continued service with the Company through December 15, 2028. For each type of PSUs, Mr. Coletta will be eligible to vest in a number of PSUs ranging from 0% to 200% of the target number of PSUs granted, based on attainment of the applicable performance goals during the three-year performance period.

Mr. Coletta is also entitled to certain severance benefits under the Company’s Executive Severance and Change in Control Plan (the “Severance Plan”), as amended from time to time, subject to specific requirements, including signing and not revoking a separation agreement and release of claims. A copy of the Severance Plan was filed with the Company’s Quarterly Report filed with the Securities and Exchange Commission on September 4, 2024.

Pursuant to the Employment Agreement, Mr. Coletta is eligible to participate in the employee benefit plans generally available to the Company’s employees and is subject to customary confidentiality covenants.

There is no arrangement or understanding between Mr. Coletta and any other person pursuant to which he was selected as the Company’s Chief Financial Officer, and there is no family relationship between Mr. Coletta and any of the Company’s other executive officers or directors. Other than with respect to the compensation matters described herein, there are no transactions between Mr. Coletta and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Coletta’s appointment as Chief Financial Officer, the Company and Mr. Coletta will enter into the Company’s standard form of indemnification agreement, which requires the Company to indemnify Mr. Coletta, to the fullest extent permitted by Delaware law, for certain liabilities to which Mr. Coletta may become subject as a result of his affiliation with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Employment Agreement, a copy of which the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ending October 31, 2025, and upon filing will be incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 7, 2025, the Company issued a press release announcing the appointment of Mr. Coletta as the Company’s Chief Financial Officer, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press release, dated October 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprinklr, Inc.

By:	/s/ Jacob Scott
Jacob Scott
General Counsel & Corporate Secretary

Dated: October 7, 2025